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                                                                    EXHIBIT 10.2

                          GENERAL SIGNAL CORPORATION
                 SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN*

1.  PURPOSE

The purpose of the General Signal Corporation Senior Executive Incentive Compensation Plan (the "Plan") is to provide senior executives of General Signal Corporation and its subsidiaries (the "Corporation") with incentive compensation based upon the achievement of established performance goals.


2.  ADMINISTRATION

The Plan shall be administered by a committee of not less than three (3) members appointed annually by the Board of Directors (the "Committee"). The Committee, which may but need not be the Personnel and Compensation Committee, shall be composed of members of the Board of Directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), and who are not eligible to participate or to receive any benefits pursuant to the Plan.

The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee may designate employees of the Corporation to act in its behalf to engage in daily administration of the Plan. The Committee, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Corporation and other entities and of counsel, public accountants and other professional expert persons.


3.  ELIGIBILITY

Eligibility for the Plan shall be limited to the Chief Executive Officer of the Corporation and any other individual employed by the Corporation at the end of any Plan Year who appears in the Summary Compensation Table of the Corporation's Proxy Statement to Shareholders for that Plan Year. Individuals eligible to participate in the Plan are herein called "Participant(s)".

4.  AWARDS

Each Participant shall be eligible to receive a share of an incentive compensation pool; provided, however, that the Committee shall have full discretion to reduce or eliminate the share for any Participant for any Plan Year. The incentive compensation pool for any Plan Year shall equal 5% of operating earnings of the Corporation for that Plan Year and it shall be based on reported operating earnings in the Corporation's financial statements included in the Corporation's Annual Report to Shareholders. The financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by the Corporation's external auditors. For purposes of this Plan, reported operating earnings may be adjusted to exclude or include items of an unusual, non-recurring or extraordinary nature as shall be specifically defined by the Committee prior to the end of the first quarter of the Plan Year. In the event that the Committee pays out

*Approved by shareholders on April 20, 1995

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less than the amount of the incentive compensation pool for any Plan Year, the amount which is not paid out may, at the Committee's sole discretion, be added to the incentive compensation pool that is available for any subsequent Plan Year or Years. Each Participant shall be eligible to receive a maximum award of 30% of the incentive compensation pool for the applicable Plan Year.

By the end of the first quarter of each Plan Year, the Committee shall approve the amount of each Participant's share of the incentive compensation pool. Following each Plan Year, the Committee shall certify the total amount of the incentive compensation pool. In determining the amount to be paid to a Participant, the Committee shall consider a number of performance factors based on individual merit and on the level of achievement of the earnings-per-share goal and the progress in carrying out the Corporation's objectives and strategies. Awards under the Plan shall be paid in cash as soon as practicable after the Plan Year, except to the extent deferred pursuant to the General Signal Corporation Deferred Compensation Plan.


5.  MISCELLANEOUS PROVISIONS

Amendment of the Plan. The Board of Directors shall have the right to suspend or terminate this Plan at any time and may amend or modify the Plan prior to the beginning of any Plan Year.

Assignment or Transfer. No opportunity shall be assignable or transferable by a Participant.

Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any Participant.

Effect on Employment. Nothing contained in this Plan or any agreement related hereto or referred to herein shall affect or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in this Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (a) the Corporation to continue the employment of any Participant and (b) any Participant to remain in the employ of the Corporation.

Effective Date. Subject to shareholder approval, this Plan shall be effective as of January 1, 1995.

Governing Law. The Plan shall be governed by the laws of the State of New York and applicable federal laws.

Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

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Plan Year.  "Plan Year" means the calendar year commencing January 1, 1995, and each calendar year thereafter.

Taxation. The Corporation shall have the right to deduct from any award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

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